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                                                               Exhibit 10.11(f)
                                   [BT LOGO]
                                                       Telephone      (0171) 250
                                                       International +44 171 250
                                                       Facsimile      (0171) 250
                                                       International +44 171 250


Andrew Fleming
Nynex CableComms Limited
11th Floor, The Tollworth Tower
Ewell Road
Surbiton
Surrey KT6 7ED

                                                                   13 June, 1996

Dear Andrew,

                       TERMINATION CONVEYENCE RATE (POLO)

Following negotiations between Nynex and BT I am writing to confirm BT's acceptance to your offer for a terminating rate for Nynex CableComms Bolton, from 1 April 1995 until 31 March 1997, of a rate payable which is equal to BT Single Tandem rate. The agreed rate is as follows;

                 Daytime         Evening         Weekend

                 1.174           0.693           0.519

BT's acceptance is conditional on the acceptance of the review process detailed in the pricing letter between BT and Nynex CableComms Bolton is that the rate is to be applied to all calls conveyed under schedule 541 and 545 of the Interconnect Agreement.

BT believes that termination payments to Operators should reflect the network structure used for the delivery of calls and be based on relevant costs. BT's acceptance of your offer is based on the arguments put forward by Nynex during our discussions, which were also supported by Oftel, as to the level of those Nynex costs.

It is also BT's expectation that Nynex CableComms Bolton costs will fall over time and would therefore expect that this will be reflected in your offer to BT following the 1 April 1997 review.

Yours sincerely



/s/Kevin Jackson
-----------------
Kevin Jackson
UK Carrier Services




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